                                                                     EXHIBIT 4.2

                                            Rights Certificate Number: _________
                                                     Number of Rights: _________

                            WEBFINANCIAL CORPORATION

                         SUBSCRIPTION RIGHTS CERTIFICATE

        Evidencing Subscription Rights to Purchase Shares of Common Stock
                           of WebFinancial Corporation
                       Subscription Price: $____ per Share

              THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED
        ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON __________, 2003,
                         UNLESS EXTENDED BY THE COMPANY

Dear Stockholder:

            As the  registered  owner of this  Rights  Certificate,  you are the owner of the number of subscription rights shown above. You have been issued, at no charge,  one subscription  right for each share of common stock that you held on _______, 2003. The subscription rights entitle you to subscribe for shares of common  stock,  par value $0.001 per share,  of  WebFinancial  Corporation  (the
"Company").  Each  subscription  right will  entitle the holder to purchase  ___
shares  of  our  common  stock  (the  "Basic  Subscription  Privilege")  at  the subscription  price  of $____  per  share  (the  "Subscription  Price").  If you subscribe  for all of the shares  available  pursuant to the Basic  Subscription
Privilege,  you are also entitled to subscribe for additional shares (subject to pro-ration) at the Subscription Price (the "Over-Subscription Privilege"). For a
more complete  description  of the terms and  conditions  of these  subscription rights, please refer to the Prospectus and the "Instructions as to Use of Rights
Certificates" accompanying this Rights Certificate.

                 THESE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE.

You have four choices:

1.    You can  subscribe for all of the shares  underlying  the number of rights listed at the top of this page;

2.    You can subscribe for less than all of the shares underlying the number of rights listed  above,  and allow the rest of your  subscription  rights to expire;

3.    If you  have  subscribed  for all of such  shares  (exercised  your  Basic
      Subscription   Privilege  in  full),  then  you  can  also  subscribe  for additional  shares of common stock,  subject to an  allocation  process as described in the Prospectus; or

4.    If you do not  want  to  purchase  any  shares,  you  can  disregard  this material.

To subscribe for any number of shares, full payment of the Subscription Price is required for each share of common stock you are subscribing for (including under the Over-Subscription  Privilege).  You must complete pages 3 and 4 of this form to subscribe for new shares.

Date: ________________, 2003

                                          WEBFINANCIAL CORPORATION

                                          By: _________________________________
                                              Name:
                                              Title:

                                       2

                     DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

              For delivery by mail, hand or overnight courier to:

                                _________________
                                _________________
                                _________________
                                _________________

Delivery  other  than in the  manner or to the  address  listed  above  will not constitute valid delivery.

                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

If you  wish  to  subscribe  for  shares  pursuant  to your  Basic  Subscription
Privilege in full or a portion thereof:

I subscribe for ____________ shares    x  $____   =     $______________________
                                                               (Line 1)

If you  subscribed  for your Basic  Subscription  Privilege  in full and wish to subscribe for additional shares pursuant to the Over-Subscription Privilege:

I subscribe for ____________ shares    x  $____   =     $______________________
                                                               (Line 2)

Total amount of payment enclosed (sum of line 1 and line 2): $__________________

I acknowledge that I have received the Prospectus for this offering and I hereby irrevocably  subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

______________________________________________
Signature(s)

IMPORTANT:  The signature(s)  must correspond with the name(s) as printed on the reverse of this Subscription  Rights  Certificate in every  particular,  without alteration or enlargement, or any other change whatsoever.

If you wish to have your shares delivered to an address other than that shown on front,  your signature must be guaranteed by an eligible  guarantor  institution
(bank, stock broker, savings & loan association or credit union) with membership in an approved signature  guarantee medallion program pursuant to Securities and
Exchange Commission Rule 17Ad-15.

Signature Guaranteed: __________________________________________________________
                             (Name of Bank or Firm)

                      __________________________________________________________
                             (Signature of Officer)

         FOR INSTRUCTIONS ON THE USE OF THE RIGHTS CERTIFICATES, CONSULT
                       ________________, AT ____________.

                                       3

                          Method of Payment (Check One)

/ /      Uncertified personal check, payable to "_____________,  as Subscription
         Agent." Please note that funds paid by  uncertified  personal check may take at least five  business days to clear.  Accordingly,  subscription rights  holders  who  wish to pay the  purchase  price  by  means of an uncertified  personal check are urged to make payment  sufficiently  in advance of the expiration  date to ensure that such payment is received and clears by the expiration date, and are urged to consider payment by means of a  certified  or bank check,  money order or wire  transfer of immediately available funds.

/ /      Certified  check or bank  check  drawn on a U.S.  bank or money  order, payable to "____________________, as Subscription Agent."

/ /      Wire transfer of  immediately  available  funds directed to the account maintained by _____________________ at:

                             ______________________
                             ______________________
               Account Name: ______________________

            If the amount  enclosed or  transmitted is not sufficient to pay the purchase price for all shares of common stock that are subscribed for, or if the number of shares of common  stock being  subscribed  for is not  specified,  the number of  shares  of common  stock  subscribed  for will be  assumed  to be the maximum number that could be subscribed for upon payment of such amount.  If the amount  enclosed or  transmitted  exceeds the  purchase  price for all shares of common stock that the  undersigned has subscribed or  over-subscribed  for (such excess amount, the "Subscription  Excess"),  the Subscription Agent shall return the Subscription  Excess to the subscriber without interest or deduction as soon as practicable after the expiration of the offering.

                                       4